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                                                                    EXHIBIT 5.1




                                        April 26, 1999




Implant Sciences Corporation
107 Audubon Road, #5
Wakefield, Massachusetts  01880

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form SB-2, Registration No. 333-64499 filed by Implant Sciences Corporation, a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the proposed public offering by the Company of 1,150,000 Units (the "Units") to be issued by the Company. Each Unit consists of one share of Common Stock, $0.10 par value per share ("Common Stock"), and one Redeemable Common Stock Purchase Warrant ("Warrants"). (The foregoing number of Units assumes exercise in full of the over-allotment option described in the Registration Statement.)

         We are familiar with the Company's Articles of Organization and all amendments thereto, its By-Laws and all amendments thereto, records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based on the foregoing, it is our opinion that the Company has corporate power adequate for the issuance of the Units in accordance with the Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Units. When certificates for the Units have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the Registration Statement, the Units will be legally issued, fully paid and non-assessable.
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Implant Sciences Corporation
April 26, 1999
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         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the incorporated reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement.


                                        Very truly yours,

                                        FOLEY, HOAG & ELIOT LLP



                                        By: /s/ Dave Broadwin
                                            -----------------------------
                                            A Partner